Exhibit 32.1

CERTIFICATIONS PURSUANT TO SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

(18 U.S.C. SECTION 1350)

I, Patrick R. Gruber, Chief Executive Officer of Gevo, Inc. (the "Company"), and I, Oluwagbemileke Agiri, Chief Financial Officer of the Company, certify, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that:

(1) The Quarterly Report on Form 10-Q of the Company for the quarter ended September 30, 2025 (the "Report"), fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended; and

(2) The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company for the period covered by the Report.

/s/ Patrick R. Gruber
Patrick R. Gruber Chief Executive Officer (Principal Executive Officer)

Date: November 10, 2025

/s/ Oluwagbemileke Agiri
Oluwagbemileke Agiri Chief Financial Officer (Principal Accounting Officer)

Date: November 10, 2025